                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (sometimes referred to below as the "Agreement"), Made and entered into this the 10th day of November, 1998, by and between STEPHEN S. ROBINSON, a resident of Iredell County, North Carolina
(herein referred to as "Employee"); and LINCOLN BANK OF NORTH CAROLINA, a corporation with its principal office in Lincolnton, North Carolina (hereinafter referred to as "Employer").

         WHEREAS, the Employer desires to secure the future services of the Employee and to that end desires to enter into this Employment Agreement with Employee, upon the terms and conditions herein set forth, which replaces and supersedes all prior employment contracts, agreements or understandings, if any, between the Employee and the Employer; and,

         WHEREAS, the Employee wishes to continue employment and enter into this Employment Agreement with Employer effective as of November 10, 1998;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto, intending legally to be bound, agree as follows:

         Section 1. Agreement of Employment. Employer hereby agrees to continue to employ the Employee and Employee hereby agrees to remain employed by Employer for the term, and upon and subject to the terms and conditions hereafter set forth.

         Section 2. Term. Employer and Employee hereby agree that Employee shall become employed by Employer under the terms of this Agreement as of January 1, 1999 (the "Commencement Date"), and shall remain employed by Employer for a period of five (5) years (through December 31, 2003), unless sooner terminated pursuant to the terms hereof (the "Employment Period"). Upon termination due to the expiration of the five (5) year term, all of the provisions of this Agreement shall be void.

         Section 3. Employee Representations. Employee represents to Employer that Employee is not subject to an employment agreement with any other employer, nor to any other agreements under the terms of which he may be prohibited from accepting employment with Employer, and that Employee may accept employment with Employer effective as of the Commencement Date.

         Section 4.        Duties of Employee.

                  (a) Subject to the supervision and pursuant to the orders, advice and directions of the Board of Directors and President of the Employer, Employee shall perform his assigned duties as Executive Vice-President of Employer and shall perform such other duties as are customarily performed by one holding such positions in other, the same or similar business or enterprises as that engaged in by Employer.

                  (b) Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be reasonably required of and from him pursuant to the express and implied terms hereof, to the reasonable satisfaction of the Board of Directors of Employer. Such duties shall generally be rendered at Employer's offices in Mooresville, North Carolina, and at such other places within Iredell County, Lincoln County, and that portion of Mecklenburg County north and west of Interstate 85 (the "geographic area") as the Employer's needs shall reasonably require. Notwithstanding the foregoing, Employer may require Employee to work outside the geographic area from time to time, not to exceed ninety (90) days per year, but may not permanently assign the Employee to work outside the geographic area.

                  (c) Employee hereby agrees to refrain from engaging in any ventures or enterprises which might interfere with the performance of his express and implied duties hereunder. Employee shall at all times conduct himself in a manner that will not prejudice or injure the reputation of Employer, its other employees or any of its affiliates.

         Section 5. Employer's Right to Benefits of Work Performed. Employer shall be entitled to all of the benefits, emoluments, and profits arising from or incident to any and all work, services, and advice of the Employee performed or rendered in the course of Employee's employment hereunder.

         Section 6.        Compensation, Expenses and Benefits.

                  (a) Employer shall pay to Employee, and Employee shall accept from Employer, during the Employment Period, and in consideration for the services to be performed by Employee, a salary at the rate of $100,536.00 per annum (the "Annual Salary"), less deductions required by law and Employee authorized deductions, payable in such equal periodic installments as Employer may determine, but not less frequently than monthly. Provided, however, that each year the salary of the Employee shall be reviewed and a salary amount set for the following year by mutual agreement with the Board of Directors. In the event an agreement cannot be reached as to the salary amount, the salary shall be that for the previous year increased by an amount equal to the rate of increase of the Producers' Price Index All Commodities U.S. Labor Department Bureau of Labor Statistics for the previous year.

                  (b) In addition to the Annual  Salary  described  in Section 6
(a) above, Employer agrees to reimburse Employee promptly (in accordance with policies and procedures adopted by the Board of Directors of Employer) for all reasonable and necessary expenses incurred by Employee in connection with the Employer's business, including, without limitation, all reasonable and necessary expenses of travel, lodging, entertainment, and meals away from home incurred by Employee in the course of his employment hereunder. Employee agrees to keep and maintain such records of the aforesaid expenses as Employer may require and to account to Employer therefore prior to any such reimbursement. Employee shall comply with all reasonable and lawful policies and procedures applied by Employer from time to time to its employees generally and relating to or regulating the nature and extent of reimbursement expenses, and the manner of accounting and reimbursement therefor.

                  (c) Employer hereby agrees to make available to Employee, during the Employment Period, all benefits which are generally available to similarly situated employees of the Employer, subject to and on a basis consistent with the terms and conditions of such benefits. In addition, Employer agrees to provide Employee with the following benefits.

                  (1) A non-contributing qualified employee profit-sharing plan and participation in the Employer's 401(K) Plan.

                  (2) A non-contributing employee's group life insurance plan which will provide life insurance for Employee in the amount equal to two (2) times Employee's annual salary (or a maximum of $250,000.00) during all times that Employee remains an employee of Employer.

                  (3) A non-contributing accident and health insurance plan for the payment of medical care expenses for Employee.

                  (4) An automobile for his use in carrying out his duties hereunder. Employee shall have the use of the automobile for transportation to and from his residence and shall keep the automobile at his residence overnight. Notwithstanding the foregoing, said automobile shall be made available to other employees of Employer for Employer's business. Employee shall reimburse Employer for all personal use of the automobile.

                  (5) Payment of Employee's dues for membership in civic clubs and a country club. The selection of the country club must be first approved by Employer.

                  (6) Three (3) weeks of vacation time each year.

                  (7) A non-contributing disability income plan wherein the Employer will provide the Employee with the following disability income payable to age 65 and after a ninety (90) day waiting period: disability income equal to sixty percent (60%) of the Employee's annual salary as it exists from time to time, but in no event less than Five Thousand Dollars ($5,000.00) per month. Notwithstanding the foregoing, the disability income benefits shall not exceed any applicable legal or regulatory cap or limitation.

                  As to (1), (2), (3) and (7) above, all such benefits shall be subject to the plans adopted by the Employer from time to time, it being understood by the parties that said benefits also apply to the Employer's work force generally.

                  The Employer, in its sole discretion, may apply for additional insurance in its own name and for its own benefit covering the Employee for life, medical, or disability insurance, in any amount deemed advisable and the Employee shall have no right, title or interest therein. The Employee shall submit to any required examination and shall execute and assign and/or deliver such application and policies necessary to effectuate such insurance coverage.

                  The Employer may require the Employee to have a thorough annual physical examination and will reimburse the Employee for the expense.

                  Except as otherwise specifically set forth herein, nothing herein shall be construed to impose upon Employer any legal obligation to establish or maintain any particular benefit or benefits for any of its employees.

                  (d) Employee shall also be eligible to receive an annual bonus based upon performance criteria to be determined by the Board of Directors of the Employer. The Board of Directors of the Employer shall determine the performance criteria to be met by Employee for each fiscal year of Employer or other twelve (12) month period designated by the Board of Directors of the Employer during the term of this Agreement prior to the commencement of each fiscal year or such other period and shall cause such criteria to be communicated in writing to Employee. The amount of Employee's bonus shall be determined based upon the level of achievement of Employee as compared with the established performance criteria. The final determination concerning the levels of achievement attained by Employee and the amount of each such annual bonus shall be made by the Board of Directors of the Employer in its sole judgment. Any bonus earned by the Employee pursuant to this Section 6(d) shall be payable to Employee, less deductions required by law and Employee authorized deductions, no later than March 31 following the year to which such bonus relates. The bonus provided for hereunder shall be payable with respect to the fiscal year or such other period immediately preceding the year in which the bonus is paid and shall not be payable if the Employee is terminated for cause prior to the end of the fiscal year or such other period for which the bonus is to be paid. In the event that the Employee dies, is terminated because of illness or disability as provided in Section 10 of this Agreement, is terminated by the Employer without cause prior to the end of the fiscal year or such other period for which such bonus is to be paid, or is terminated by Employee pursuant to Section 11(a) or
Section 10(d)(iii), a pro rata portion of such bonus, if otherwise earned, shall nevertheless be paid to the Employee or his estate, as the case may be. The pro rata portion shall be based upon the number of days the Employee was employed by the Employer during such fiscal year as compared to 365.

                  (e) For the purpose of calculating all Employee benefits under this contract and all employee stock option rights, Employee shall be deemed to be in continuous employment with Employer from 1 August 1986 until the date such calculation or determination is made.

         Section 7.        Non-Competition.

                  (a) While Employee is employed by Employer under this Agreement, Employee will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director, consultant, or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of, any financial institution which customarily takes deposits and gives loans, or is about to or proposes to engage in such banking activities, which is in competition with businesses conducted by the Employer or its affiliates; [provided, however, that notwithstanding the foregoing the Employee shall be entitled to acquire as a passive investment a proprietary interest not to exceed 3% of the equity of any publicly-held company.]

                  (b) While Employee is employed by the Employer under this Agreement Employee will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such person employ or solicit for employment, any person employed by the Employer or its affiliates.

                  (c) While Employee is employed by the Employer under this Agreement Employee shall not, directly or indirectly, solicit or advise or recommend to any other person that such person solicit, any customer of the Employer or its affiliates for the purpose of obtaining the regular banking services of such customer.

                  (d) For two (2) years after the termination of the employment of Employee hereunder for any reason whatever other than (1) termination of the employment of Employee by Employer without cause pursuant to Section 10(e) or,
(2) by termination of the employment of Employee upon material breach of this Agreement by Employer pursuant to Section 10(d)(iii), Employee will not, within Iredell County, Lincoln County and that portion of Mecklenburg County north and west of Interstate 85 (the "geographic area"), directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director, consultant, or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of, any financial institution which customarily takes deposits and gives loans, or is about to or proposes to engage in such banking activities, which is in competition with businesses conducted by the Employer or its affiliates in the geographic area; [provided, however, that notwithstanding the foregoing the Employee shall be entitled to acquire as a passive investment a proprietary interest not to exceed 3% of the equity of any publicly-held company.] [Nothing in this Section 7(d) shall be construed to prohibit Employee from working for any entity in competition with businesses of the Employer or its affiliates in the geographic area so long as the Employee has no role in and does not participate in any way in that entity competing with businesses of the Employer or its affiliates in the geographic area. Example: Section 7(d) would not prohibit Employee from working for XYZ Bank in Salisbury, North Carolina even if XYZ Bank had a branch office in the geographic area so long as the Employee did not participate in any way in the operation or management of the branch office-located in the geographic area].

                  (e) For a period of two (2) years after the termination of the employment of Employee hereunder, for any reason whatever other than (1) by termination of the employment of Employee by Employer without cause pursuant to
Section 10(e), or by termination of the employment of Employee upon material breach of this Agreement by Employer pursuant to Section 10(d)(iii), Employee will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such person employ or solicit for employment, any person employed by the Employer or its affiliates.

                  (f) For a period of two (2) years after the termination of the employment of Employee hereunder, for any reason whatever other than (1) by termination of the employment of Employee by Employer without cause pursuant to
Section 10(e), or by termination of the employment of Employee upon material breach of this Agreement by Employer pursuant to Section 10(d)(iii), Employee shall not, directly or indirectly, solicit or advise or recommend to any other person that such person solicit, any customer of the Employer or its affiliates for the purpose of obtaining the regular banking services of such customer.

                  (g) For purposes of this Section 7, "Employer" shall also include the Employer's parent company and other affiliates.

         Section 8. Confidentiality. The Employee acknowledges that he has had and will have access to certain information related to the business, operations, future plans and customers of the Employer, the disclosure or use of which could cause the Employer substantial losses and damages. Accordingly, the Employee covenants that during the term of his employment with the Employer and thereafter if he voluntarily terminates his employment, he will keep confidential all business and technical information and documents which constitute trade secrets furnished to him by or on behalf of the Bank and not use the same to his advantage, except to the extent such information or documents are or thereafter become lawfully obtainable from other sources, are in the public domain through no fault on his part, or is consented to in writing by the Employer. Upon termination of his employment, the Employee shall return to the Employer all records, lists, files and documents which are in his possession and which relate to the Employer.
This restriction shall expire two (2) years from the date of Employee's termination.

         For the purposes of Sections 7 and 8, the term Employer shall be deemed to include Employer's subsidiaries, parent company, sister companies and affiliates (the "Carolina First family of businesses").

         Section 9.        Limitation on Sections 7 and 8.

                  (a) So long as Employer makes the payments required by this Employment Agreement upon a termination of Employee's employment, the restrictive covenants set forth in Section 7, as modified by Section 9(c) herein shall apply without exception.

                  (b) Upon a breach of this agreement by Employer failing to make payments required of it under this Employment Agreement upon a termination of employment, the provisions of Section 7 shall terminate in the event Employer, after thirty (30) days notice from Employee fails to cure the default. Upon the failure of Employer to cure the default within the required time, Employee may immediately declare all remaining sums to be immediately due and payable and may institute such legal actions as may be necessary to collect said sums in full.

                  (c) Notwithstanding anything else contained in this Agreement, the provisions of Section 7 shall not prevent the Employee, after his employment is terminated, from owning, operating or otherwise working for a business the principal purpose of which is the sale of insurance products or securities except that the provisions of Section 7 shall prevent the Employee from owning, operating or otherwise working for such a business while the Employee is employed by Employer pursuant to this Agreement and in the event that the Employee's employment is terminated by the Employee pursuant to Section 10(d)(ii).

         Section 10. Termination. If the term of this Agreement has not sooner expired by lapse of time, the term of Employee's employment shall termi-nate upon the occurrence of any of the following:

                  (a)      Death.  Upon the death of the employee;

                  (b) Disability. Upon Employee being disabled, to the extent that Employee qualifies for and receives the maximum allowable permanent disability payment under Employee's disability income plan.

                  (c) By the Employer for Cause. Employee's employment may be terminated effective immediately by the Employer for "cause" by notice of termination to the Employee. "Cause" for such termination shall mean the following:

                           (i) Dishonesty of the Employee with respect to the Employer;

                           (ii)  Willful  misfeasance  or  nonfeasance  of  duty
having the effect of injuring the reputation, business or business relationship of the Employer or its officers, directors or employees

                           (iii) Conviction of the Employee upon a felony charge
or upon a charge of any crime involving moral turpitude;

                           (iv)  Willful or  prolonged  absence from work by the
Employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Employee to perform his duties;

                           (v)  Material  breach by the  Employee  of any of the
covenants contained in this Agreement.

                  (d)      By Employee.

                           (i)     By Employee pursuant to Section 11 hereafter;

                           (ii) By Employee  for any reason upon 90 day's notice
to Employer.

                           (iii) By Employee upon a material breach of this Agreement by Employer. Any such termination must be elected by Employee within thirty
                                    (30) days of any such breach or the breach will be deemed to have been waived for all purposes.

                  (e) By Employer for any reason other than cause upon 90 day's notice to Employee. Cause shall have the definition stated above.

         Except as otherwise provided in this Agreement, Employee's right to further compensation and benefits under this Agreement shall cease upon the termination of his employment. Except as otherwise provided in this Agreement, Employee shall remain entitled to any unpaid compensation and benefits accrued prior to termination. Likewise, Employee shall be entitled to receive all insurance and disability payments if termination is due to death or disability. In the event that the employment of the Employee is terminated by the Employer without cause pursuant to Section 10(e) during the terms of this Agreement, or should Employee terminate his employment pursuant to Section 11(a) or Section 10(d)(iii), the Employer shall continue to pay the Annual Salary and provide the benefits set forth in Section 6 of this Agreement (except for the annual bonus, the payment of which is controlled by Section 6(d) and Section 11) for a period of twenty-four (24) months after the termination of Employee's employment, as severance pay.

         Section 11. Merger/Change of Control. Notwithstanding the provisions of
Section 2, upon the happening of one of the following events during the term of this Agreement, the Employee shall elect by notice to the Employer either (a) to terminate his employment under this Agreement effective as of ninety (90) days from the occurrence of one of the events specified in (i) through (iv) below or
(b) complete the term of his employment hereunder. Such election shall be made within ninety (90) days of the event's occurrence (the time and date the event becomes effective). If the Employee elects the option provided for in (a) above, the Employee shall be entitled to any unpaid compensation and benefits accrued prior to his leaving the employment of the Employer and a pro-rata share of his performance bonus, if otherwise earned. Except as specifically modified in
Section 9 above, the provisions of Sections 7 and 8 of this Agreement will apply in the event that the Employee exercises the option provided in (a) above and terminates his employment. If Employee elects the option provided for in (b) above, the capacity and duties of the Employee may not differ materially from those provided in Section 4, and shall be appropriate, taking into account Employee's capacity and duties with Employer as provided in Section 4.

         The events referred to above are as follows:

                  (i) A change of control which shall be deemed to have occurred if and when any "person", as such term is used in 15 USCA Section 78c(9), is or becomes a beneficial owner, directly or indirectly, of securities of the Employer or its parent company representing greater than fifty percent (50%) of the combined voting power of the Employer's or its parent company's then outstanding securities. Notwithstanding the foregoing, no "change in control" shall be deemed to have occurred by virtue of any transaction which results in the Employee and a member or members of the Employer's Board of Directors, existing at any time, acquiring, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Employer's or its parent company's outstanding securities.

                  (ii) Any sale, transfer or other disposition of more than fifty percent (50%) of the assets of Lincoln Bank of North Carolina, to any entity outside the Carolina First BancShares, Inc. family of companies.

                  (iii) Any dissolution or liquidation of Lincoln Bank of North Carolina, or its parent company;

                  (iv) Any conversion of the common stock of Lincoln Bank of North Carolina or Carolina First BancShares, Inc. into the shares or securities of another corporation;

         Section 12. Enforcement of Employee Restrictions. Employee acknowledges that he has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement in Sections 7 and 8 (including, but not limited to, the period of restriction and the geographical area of restriction set forth therein) are fair and reasonable and are necessarily required for the protection of the interests of the Employer and its affiliates. Employee further acknowledges that due to the nature of Employer's business, more limited restriction than those found herein would not be reasonable or appropriate. The Employee covenants and agrees with Employer that the Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which the Employee directly or indirectly has realized and/or may realize as a result, growing out of or in connection with any such violations; such remedy to be in addition to and not in limitation to any injunctive relief or other rights or remedies to which Employer or its affiliates is or may be entitled to at law or in equity. In the event that notwithstanding the foregoing, any part of the covenants set forth in this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein. In the event that any provisions of this Agreement relating to the time period or geographical restriction shall be declared by a court of competent jurisdiction to exceed the maximum time periods or geographical areas which such court deems reasonable or enforceable, such time periods or geographical areas of restriction shall be deemed to become and thereafter be the maximum time period or geographical areas which such court deems reasonable and enforceable.

         Section 13. Stock Options. Any and all stock options previously issued in favor of Employee shall remain in full force and effect according to their terms.

         Section 14. Notices. All notices required or permitted hereunder shall be deemed to be duly given if in writing and delivered personally or sent by United States registered or certified mail, postage pre-paid, addressed to Employer at:

                  President, Lincoln Bank of North Carolina
                  402 East Main Street
                  Lincolnton, NC 28092

and addressed to Employee at:

                  Stephen S. Robinson
                  918 Stony Crest Court
                  Mooresville, NC 28115

or at such changed addresses as the parties may designate in writing.

         Section 15.       Miscellaneous.

                  (a) Headings. Headings, titles and captions contained in this Employment Agreement are inserted only as a matter of convenience and reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions hereof.

                  (b) Gender. The use in this Agreement of gender-specific words or phrases shall be deemed to include the masculine, feminine or neuter genders, as the context may require.

                  (c) Entire Agreement. This writing constitutes the entire agreement between the parties hereto and supersedes any prior understanding or agreements among them respecting the subject matter. There are no extraneous representations, arrangements, understandings, or agreements, oral or written, in respect of the subject matter of this Agreement, among the parties hereto, except those fully expressed herein.

                  (d)   Amendments.   No   amendments,   changes,   alterations,
modifications, additions and qualifications of the terms of this Agreement shall be made or binding unless made in writing and signed by all the parties hereto.

                  (e) Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

                  (f) Invalidity and Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the enforceability of other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  (g) Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of North Carolina. Employer hereby consents to the jurisdiction of any local, state or federal court located in the State of North Carolina, and hereby waives personal service of process and consents to service of process by certified or registered mail directed to Employee at Employee's address stated in Section 11 of this Agreement. Employee further specifically consents to venue in Lincoln County.

                  (h) Burden and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and, as allowed herein, assigns.

                  (i) Assignment. The terms of this Employment Agreement are personal to Employee. As such Employer may not assign its interest in this Employment Agreement other than to Employer's subsidiaries, parent company, sister companies and such affiliates as may exist from time to time (the "Carolina First family of businesses"). Employer may also assign this Employment Agreement pursuant to any Merger or Change of Control as set forth in Section 11 herein (subject to Employee's rights specified in Section 11). Employee may not assign his interest in this Employment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                             Employer:

                                             LINCOLN BANK OF NORTH CAROLINA

                                             By   /s/ James S. Burt III
                                                  ----------------------
                                                     Title:  President

ATTEST:

/s/ Joy G. Keever
-----------------
Secretary

(Corporate Seal)

                                            Employee:

                                            /s/ Stephen S. Robinson   (SEAL)
                                            --------------------------------
                                            Stephen S. Robinson